PROXY

                  J.P. MORGAN ENHANCED INDEX PORTFOLIO

                                   OF
                       MET INVESTORS SERIES TRUST

                     SPECIAL MEETING OF SHAREHOLDERS

                             April 25, 2003

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the J.P. Morgan Enhanced Index Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 25, 2003, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Lord Abbett Growth and Income Portfolio, a series of the Trust, will (i) acquire all of the assets of J.P. Morgan Enhanced Index Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's J.P. Morgan Enhanced Index Portfolio.

     FOR  [        ]       AGAINST  [           ]       ABSTAIN  [            ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                            Dated:                       , 2003

                                            MetLife Investors Insurance Company
                                            Name of Insurance Company


                                            Name and Title of Authorized Officer


                                            Signature of Authorized Officer

J.P. MORGAN ENHANCED
INDEX PORTFOLIO

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
MetLife Investors Insurance Company
Separate Account One
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                     2 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                             J.P. MORGAN ENHANCED INDEX PORTFOLIO
1.  Return this voting instruction form using the enclosed        22 Corporate Plaza Drive, Newport Beach, California 92660
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                    VOTING INSTRUCTION FORM FOR THE
    Statement.                                                                 Special Meeting of Shareholders
                                                                                  April 25, 2003, 9:00 a.m.
***  CONTROL NUMBER:                           ***
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J.P. Morgan Enhanced Index Portfolio

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the J.P. Morgan Enhanced Index Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. Pacific Time on April 25, 2003, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                               Date ________________, 2003



                                                     PLEASE SIGN IN BOX BELOW




          Signature - Please sign exactly as your name appears at left.
          Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.



         Please fold and detach card at perforation before mailing.







TO VOTE  FOR,  AGAINST  OR  ABSTAIN  FROM  VOTING  ON THE  PROPOSAL,  CHECK  THE
APPROPRIATE BOX BELOW.
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                                                                              FOR           AGAINST          ABSTAIN
To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of J.P. Morgan Enhanced Index Portfolio, a series of the Trust, by Lord Abbett Growth and Income Portfolio, a
series of the Trust.


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